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                                  EXHIBIT 24.6

                                POWER OF ATTORNEY


               The undersigned, whose capacity with Capital Alliance Income Trust, A Real Estate Investment Trust (the "Trust") is set forth below, hereby constitutes and appoints Thomas B. Swartz and Dennis R. Konczal, and each or either of them (with full power to act alone), his true and lawful attorneys and agents with full power of substitution, in the name and on behalf of the undersigned, to do any an all acts and things and to execute any and all instruments which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Trust to comply with the Securities Act of 1933 ("'33 Act"), as amended, and with the Securities Exchange Act of 1934 ("'34 Act"), as amended, and any rules, regulations and requirements of the Securities and exchange Commission in respect thereof in connection with (i) the registration under the '33 Act of shares of common stock in the Trust ("Common Shares"), and warrants to purchase Common Shares (Common Warrants"), and (ii) any and all amendments thereto or reports that the Trust is required to file pursuant to the requirements of federal or state securities laws or any rules or regulations thereunder. The authority granted under this Power of Attorney shall include but not be limited to the power and authority to sign the name of the undersigned in the capacity set forth below to a Registration Statement on Form S-11 to be filed with the Securities Exchange Commission in respect of the Common Shares and Common Warrants to any and all amendments (including post-effective amendments) to that Registration Statement in respect of the same, to any and all instruments or documents filed as a part of or in connection with that Registration Statement and those amendments, and to any Forms 10-K required to be filed by the Trust; and the undersigned hereby ratifies and confirms all that those attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on August 6, 1996.


                                  s/s
                                  ------------------------------------

                                  Name: Jeannette Hagey


                                  Position: Controller

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